Consent of Independent Registered Public Accounting Firm

The Board of Trustees The Dreyfus/Laurel Funds Trust:

We consent to use of our reports dated February 17, 2006 incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP
New York, New York April 27, 2006

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